UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2015

                                       M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

   4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

                                              Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)

On May 13, 2015, John M. Stephens, Senior Vice President, Chief Financial Officer and Principal Accounting Officer, informed M.D.C. Holdings, Inc. (the “Company”) that he was resigning from the Company effective as of the close of business on May 22, 2015, in order to pursue other professional opportunities.

(c) (e)

The Company has announced that, effective as of May 23, 2015, Robert N. Martin, who has been serving as the Company’s Vice President of Finance and Corporate Controller, has been appointed by the Company’s Board of Directors to the position of Senior Vice President, Chief Financial Officer and Principal Accounting Officer. Mr. Martin will hold office until his successor is duly elected and qualified or until his resignation, retirement, death or removal from office.

Mr. Martin, 36, first joined the Company in 2002, and has since held a number of leadership roles within the company. He previously served as Vice President – Finance and Business Development and, in April 2013, was promoted to the position of Vice President of Finance and Corporate Controller. Over the last five years, Mr. Martin has had direct oversight of the Company's division and corporate accounting, tax, investor relations and finance, planning and analysis functions. Additionally, he has served on all three of the Company's asset management committees, which review and approve all new homebuilding projects and other significant company transactions, and he performed a key role in the Company's capital markets activities.

Mr. Martin received a bachelor’s degree in Accounting and Computer Applications from the University of Notre Dame and is both a Certified Public Accountant and a CFA Charterholder.

The following is a brief description of the material terms of Mr. Martin’s employment. Mr. Martin’s annual base salary is $375,000 and he is eligible to receive an annual discretionary bonus for 2015 of up to a specified percentage of base pay depending on his performance regarding Key Performance Indicators (KPIs) established for his position, payable in cash and/or restricted stock. Additionally, on May 23, 2015, Mr. Martin will receive a stock option covering 15,000 shares of common stock and also receive 15,000 shares of restricted stock, all awarded under the Company’s 2011 Equity Incentive Plan. The stock option will have a life of ten years and an exercise price equal to the closing price of the Company’s stock on the trading day prior to the date of grant, and will become exercisable as to 25% of the shares over four years, beginning on the first anniversary of the date of the grant. The restrictions on the restricted stock will lapse as to 33-1/3% of the shares on each of the third, fourth and fifth anniversaries of the date of grant.

The Company is also providing Mr. Martin with a Change in Control and Separation Agreement (the “Agreement”). The Agreement is effective May 23, 2015 and, after December 31, 2016, will renew automatically for successive one-year terms unless either party elects by notice in writing to terminate the agreement delivered to the other at least 90 days prior to December 31 of each year. In addition, if the agreement has not been terminated prior to a “Change in Control” (as defined in the agreement), upon a Change in Control, the term of an agreement will extend automatically for a period of two years. If a Change in Control Event (as defined) occurs, Mr. Martin may receive a Change in Control payment equal to two times the sum of his annual base salary and an amount equal to his last regular annual bonus (provided that for these purposes the bonus amount shall not exceed 50% of the annual base salary). Mr. Martin will also receive an Indemnification Agreement in the form entered into with other Company executive officers and previously filed with the Securities and Exchange Commission.

The Company’s press release announcing Mr. Stephens’ resignation and Mr. Martin’s promotion, the Change in Control Agreement and the Indemnification Agreement are identified as Exhibits hereto.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit No.	Description

10.1	Change in Control Agreement dated as of May 23, 2015.

10.2

Form of Indemnification Agreement entered into between the Company and certain of its officers (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed October 26, 2006).*

99.1	Press release dated May 19, 2015.

* Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: May 19, 2015	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Change in Control Agreement dated as of May 23, 2015.

10.2

Form of Indemnification Agreement entered into between the Company and certain of its officers (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed October 26, 2006).*

99.1	Press release dated May 19, 2015.

* Incorporated by reference.